UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Career Education Corporation
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[The following presentation was first distributed by Career Education Corporation on May 1, 2006.]

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[GRAPHIC]

CAREER EDUCATION CORPORATION

the year of the graduate

Investor Presentation
May 1, 2006

Allegations versus Facts

Dissident’s Allegations	The Facts

• “Troubled” company	• Industry leader with a strong track record and a plan for the future • Distinct competitive advantages • Gold standard brands • Continuing achievement across all business and operating metrics

• Unmet corporate governance demands	• Ten new corporate governance initiatives, considered best practices, either instituted or proposed; three new independent and experienced directors added

• Plagued by unresolved legal/regulatory issues	• Significant momentum in resolving legal/ regulatory issues

[LOGO]

2

Attractive Shareholder Returns

Comparison of Cumulative Total Return Since January 1, 2001

Career Education Corporation, S&P 500 Index and Peer Group

[CHART]

Peer Group:

•                  Apollo Group

•                  Corinthian Colleges

•                  DeVry

•                  Education Management Corporation

•                  ITT Educational Services

•                  Strayer Education

3

Allegations versus Facts

Dissident’s Allegations	The Facts

• “Troubled” company	• Industry leader with a strong track record and a plan for the future • Distinct competitive advantages • Gold standard brands • Continuing achievement across all business and operating metrics

• Unmet corporate governance demands	• Ten new corporate governance initiatives, considered best practices, either instituted or proposed; three new independent and experienced directors added

• Plagued by unresolved legal/regulatory issues	• Significant momentum in resolving legal/regulatory issues

4

Corporate Governance Leadership

Since May 2005:

•                  Increased Board size from 7 to 9 directors,  with 7 independent

•                  Appointed 3 new independent Board directors

•                  Terminated shareholder rights plan

•                  Established minimum stock ownership guidelines for senior management

•                  Established minimum stock ownership guidelines for Board directors

•                  Required mandatory continuing education for all Board directors

•                  Enacted policy requiring approval for Board directors to serve on other public company boards

•                  Adopted majority voting bylaw provision

•                  Pending: proposal for phased-in Board declassification

•                  Pending: proposal for shareholders to call a special meeting

5

Corporate Governance Leadership

Career Education Corporation Corporate Governance Quotient (CGQ)

[CHART]

NOTE:           Does not include any benefit associated with the potential approvals by shareholders of the Company’s proposals at the Company’s May 18, 2006 annual meeting.

Source: Yahoo! Finance and ISS Proxy Alert dated May 2005

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EduTrek’s Weak Corporate Governance

•                  Under Mr. Bostic’s leadership at EduTrek, the company had a dual class voting structure

•                  The structure gave holders of Class B stock (most significantly, Mr. Bostic) ten votes per share compared to one vote per share for the Class A holders

•                  This gave Mr. Bostic 93% of the voting power and therefore control of all of EduTrek’s votes at the time of its merger with CEC

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Highly Qualified Board Nominees

•                  Patrick W. Gross has been a director of CEC since December 2005. Mr. Gross has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm, since 2002. Mr. Gross is a founder and served as principal executive officer from 1970 to 2002 of American Management Systems, Inc. He has served as chairman of the board of several companies owned by private equity firms. In addition, he serves on the board of the D.C. Preparatory Academy charter school and the All Kinds of Minds Institute, a non-profit organization assisting students who struggle with learning. Mr. Gross is a director of Capital One Financial Corporation, Mobius Management Systems, Inc., and Liquidity Services, Inc.

•                  Steven H. Lesnik has been a director of CEC since February 2006. Mr. Lesnik is Chairman and Chief Executive Officer of KemperSports Inc., a company that develops, owns, leases and manages golf facilities as well as athletic clubs and lodging venues nationwide, and is engaged in marketing communications. Mr. Lesnik co-founded KemperSports Inc. with James S. Kemper, Jr. in 1977. From 1968 to 1979, he held numerous positions at Kemper Insurance Companies, including vice president. Mr. Lesnik previously served as Chairman of the Illinois Board of Higher Education, as a visiting lecturer at Northwestern University, and as a director of the Illinois Math & Science Academy Foundation.

•                  Keith K. Ogata has been a director of CEC since January 1998. Mr. Ogata is currently President of, and a private investor in, 3-K Financial Corporation, a private investment company. From 1996 to 1998, Mr. Ogata served as President of National Education Centers, Inc., a subsidiary of National Education Corporation. From 1990 to 1998, he served as Vice President, Chief Financial Officer and Treasurer of National Education Corporation, with responsibility for finance, accounting, treasury, tax, mergers and acquisitions, human resources, investor and public relations and information systems.

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Allegations versus Facts

Dissident’s Allegations	The Facts

• “Troubled” company	• Industry leader with a strong track record and a plan for the future • Distinct competitive advantages • Gold standard brands • Continuing achievement across all business and operating metrics

• Unmet corporate governance demands	• Ten new corporate governance initiatives, considered best practices, either instituted or proposed; three new independent and experienced directors added

• Plagued by unresolved legal/regulatory issues	• Significant momentum in resolving legal/ regulatory issues

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Legal / Regulatory Evolution

	April 2006 SEC Midwest Regional Office Staff Intends to Recommend Termination of Investigation	June 2004 Securities Class Action Lawsuit	June 2004 SEC Formal Investigation	July 2004 Board Formed Special Committee
March 2006 2nd Dismissal of Securities Class Action Suit			September 2004 CECO Affirmed DOJ Investigation	August 2004 Robert McNamara Hired
	March 2006 California Trial Judge Rules BPPVE Improperly Issues BIP Notice of Conditional Approval	Actions & Results	January 2005 60 Minutes Episode
	February 2006 DOE Agreed to Consider Applications for San Antonio, TX and Sacramento, CA		February 2005 1st Dismissal of Securities Class Action Suit	April 2005 Janice Block Hired
February 2006 Steven Lesnik Appointed	December 2005 SACS Places AIU On One-Year Probation	July 2005 BPPVE Notice of Conditional Approval at BIP	May 2005 Special Committee Reports No Securities Law Violations by Company & Senior Management Did Not Engage in Wrongdoing
	December 2005 Leslie Thornton and Patrick Gross Appointed	June 2005 DOE Initiates Review	June 2005 Steve Calbi Hired

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Allegations versus Facts

Dissident’s Allegations	The Facts

• High drop-out rate	• Graduation rates in line with private institutions and significantly higher than public institutions and for-profit peer group

• Inadequate response to probation by SACS	• Intensive and detailed plan for addressing SACS recommendations, including strategic change management

• Operating costs exceeding those of peers. Operating margins require improvement	• Strong financial performance, including 5 year compounded annual growth rate strongest among its peers, and solid operating margins

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Strong Student Outcomes

CECO has one of the strongest graduation rates amongst its peers in the proprietary education sector

[CHART]

Source:  Banc of America research report dated October 4, 2004

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Allegations versus Facts

Dissident’s Allegations	The Facts

• High drop-out rate	• Graduation rates in line with private institutions and significantly higher than public institutions and for-profit peer group

• Inadequate response to probation by SACS	• Intensive and detailed plan for addressing SACS recommendations, including strategic change management

• Operating costs exceeding those of peers. Operating margins require improvement	• Operating costs in line or lower than peers. Operating margins continue to improve

13

AIU Problems Under Bostic’s Leadership

•                  1997: SACS* placed AIU “on sanction” for 6 months for failing to resolve 8 recommendations

•                  2000: AIU failed to meet the Department of Education’s financial responsibility standards

•                  2001: AIU failed to resolve13 SACS recommendations by the time of the CEC acquisition of AIU

•                  Under CEC’s ownership, all of Bostic’s SACS recommendations for AIU were resolved by June 2001

*  SACS = Southern Association of Colleges and Schools

14

AIU / SACS Update

•                  Dr. George Miller was appointed as Chief Executive Officer of American InterContinental University (AIU) in March 2005

•                  Prior to joining AIU, Dr. Miller served as president of two traditional colleges, one accredited by SACS and the other accredited by the Middle States Association of Colleges and Schools (MSA)

•                  Dr. Miller and his team are working closely with SACS to ensure that all recommendations are satisfied

•                  AIU is on target with its plan to address all SACS recommendations, and communicates regularly with its SACS liaison about AIU’s progress with this plan

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AIU / SACS Timetable

2006 Timetable for

Addressing SACS’ Recommendations

Feb - March	Completed third-party assessment

April - June	Implementing recommended changes

July	Third-party reassessment

September	Submit monitoring report to the Commission on Colleges (COC) of SACS

October	Special Committee visits AIU campuses

December	COC review and consideration

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Bostic Recommendations versus Reality

Bostic Recommendations	Reality

• Present a plan to SACS for review and comment	• AIU already has a highly comprehensive plan and communicates regularly with its SACS liaison regarding progress with the plan

• Implement the plan at main campus in Atlanta	• AIU already is implementing its plan at AIU Central Administration and at all 7 AIU campuses

• Appoint Bostic’s slate to AIU Board	• Would dilute the independence of the AIU Board and the AIU Board would oppose

• Appoint an AIU President & CEO (based in Atlanta)	• AIU already has an experienced and well-credentialed Atlanta-based CEO; replacing Dr. Miller is unwarranted and would be disruptive

• Request more time to complete SACS review	• Contravenes SACS rules; would extend probation and thereby impair business and shareholder value, and would not be in the best interests of AIU’s students or employees

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Allegations versus Facts

Dissident’s Allegations	The Facts

• High drop-out rate	• Graduation rates in line with private institutions and significantly higher than public institutions and for-profit peer group

• Inadequate response to probation by SACS	• Intensive and detailed plan for addressing SACS recommendations, including strategic change management

• Operating costs exceeding those of peers. Operating margins require improvement.	• Strong financial performance, including 5 year compounded annual growth rate strongest among its peers, and solid operating margins

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2005 Company Financial Highlights

•                  18% increase in revenue to $2.0 billion

•                  32% increase in earnings per share (EPS)

•                  Substantial cash flow generation; over $400 million cash on hand at 12-31-05

•                  Stock repurchase of $200 million (approximately 5.3 million shares)

19

Solid Operating Margins

CECO has consistently improved operating income margins and has climbed among its peer group

[CHART]

2005 Peer Group Operating Margins

Apollo	32.0%
Corinthian	9.8%
DeVry	5.6%
Education Management	16.5%
ITT	24.1%
Strayer	34.0%

Source:  NASDAQ

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Strong Track Record of Financial Growth

	Five Year Compounded Annual Growth Rate
COMPANY	Revenue	Income	Population
Career Education	44%	65%	30%
Apollo Group	30%	42%	25%
Education Management	27%	35%	22%
Corinthian Colleges	37%	50%	23%
ITT	15%	32%	9%
DeVry	9%	-9%	-4%
Strayer Education	23%	23%	18%

Source:  Publicly available company press releases; based on calendar year calculations

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Allegations versus Facts

Dissident’s Allegations	The Facts

• Stockholders have no confidence in management	• Our largest stockholder, Ariel Capital Management, continues to increase its position and has pledged its support to management by voting for CEC’s director nominees and proxy

• Dissident slate better qualified than current board and management	• Experienced, knowledgeable management team and committed, well-qualified board

• Enterprise-wide transformation necessary to improve long-term performance	• Current improvement already apparent in community reputation and other growth drivers, and foundation for long-term growth already laid

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Support from Largest Stockholder

[LOGO]

(Million Shares)

[CHART]

Source: Schedule 13G and Amendment No. 1 to Schedule 13G filed with the SEC on 10-11-05 and 2-14-06, respectively, by Ariel Capital Management LLC

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Allegations versus Facts

Dissident’s Allegations	The Facts

• Stockholders have no confidence in management	• Our largest stockholder, Ariel Capital Management, continues to increase its position and has pledged its support to management by voting for CEC’s nominees and proxy

• Dissident slate better qualified than current board and management	• Experienced, knowledgeable management team; experienced and committed, well-qualified, independent Board

• Enterprise-wide transformation necessary to improve long-term performance	• Current improvement already apparent in community reputation and other growth drivers, and foundation for long-term growth already laid

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An Experienced, Independent Board

Board Member	Background	Director Since	Independent

John M. Larson Chairman of the Board	• President and Chief Executive Officer of CEC since its inception in 1994	January 1994 (Chairman since January 2000)	☐
• Former consultant to Heller Equity Capital Corporation during the establishment of CEC
• Over 30 years in the education industry

Dennis H. Chookaszian Member of the Audit Committee and the Nominating and Governance Committee	• Director of Sapient Corporation, Insweb Corporation and Chicago Mercantile Exchange Holdings Inc.	October 2002	☒
• Formerly Chairman and Chief Executive Officer of CNA Financial Corporation
• Served as Chairman and Chief Executive Officer, mPower, Inc.
• One of the 8 panel members of the Public Oversight Board (POB) Panel on Audit Effectiveness

Robert E. Dowdell Lead Director and Chairman of the Compensation Committee	• Formerly President of National Education Centers, Inc.	January 1994 (Lead Director since July 2004)	☒
• Currently General Partner of RGD Partners, L.P. and Chairman of Roof Express, L.P.
• Served as Director and Chief Executive Officer of Marshall & Swift, L.P. for 17 years

Patrick W. Gross*	• Chairman of The Lovell Group, since 2002	December 2005	☒
• Founder, American Management Systems, Inc.
• Currently holds director positions with Capital One Financial Corporation, Mobius Management Systems, Inc., and Liquidity Services, Inc.
• Serves on board of the D.C. Preparatory Academy charter school

Thomas B. Lally Chairman of the Nominating and Governance Committee; Member of the Audit Committee and the Compensation Committee	• Former President of Heller Equity Capital Corporation	January 1998	☒
• Held various executive positions with Heller Financial, Inc. since 1974

Steven H. Lesnik*	• Chairman and Chief Executive Officer of KemperSports Inc.	February 2006	☒
• Former Chairman of the Illinois Board of Higher Education and Director of the Illinois Math and Science Academy Foundation
• Held various executive positions with Kemper Insurance Companies from 1968-1979
• Inductee, University of Illinois at Chicago (UIC) Entrepreneurial Hall of Fame

Keith K. Ogata* Chairman of the Audit Committee; Member of the Nominating and Governance Committee	• Formerly President of National Education Centers, Inc.	January 1998	☒
• Held various senior executive positions with National Education Corporation
• Currently President and private investor in 3-K Financial Corporation

Patrick K. Pesch	• Chief Financial Officer and Treasurer of CEC since 1999	June 1995	☐
• Held various executive positions with Heller Corporate Finance, Heller Equity Capital Corporation and Heller Financial, Inc.

Leslie T. Thornton	• Served as Deputy Chief of Staff and Counselor, then Chief of Staff for the U.S. Department of Education between 1992 and 2000	December 2005	☒
• Founder, Educational Equity Institute and Capitol Education Fund
• Currently Partner with Dickstein Shapiro Morin & Oshinsky, LLP, law firm

* Nominee for election at the 2006 Annual Meeting of Stockholders

25

EduTrek Performance Under Bostic

[CHART]

* An approximately $68M revenue company (includes the $50.7M reported revenue for  9 months ended 9-30-00, extrapolated over 12 months).

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Bostic’s Financial Engineering

•                  Opportunistic purchases of EduTrek common stock *

•                  December 2, 1999

•                  Bostic gave notice of conversion of a convertible note the very day CEC first called to express interest in EduTrek, enabling Bostic to receive over 1 million shares at 93¢ per share

•                  Bostic diluted stock of EduTrek holders, while he personally profited by $3 million

•                  September 11, 2000

•                  Bostic acquired additional shares of Class A common stock and warrants during the pendency of negotiations with CEC

•                  Curious compensation practices **

•                  Commission payments to Bostic

•                  Termination payments to Bostic family members

*  Sources: EduTrek’s Definitive Proxy Statement in connection with the special meeting of stockholders to approve CEC’s acquisition of EduTrek; EduTrek Form 10-K/A for the fiscal year ended  12-31-99; EduTrek’s Form 10-Q for the quarter ended 9-30-00; and Bloomberg.

** Sources: EduTrek 1998 Definitive Proxy Statement; EduTrek Form 10-K/A for the Transition Period 6-1-98 through
12-31-98; EduTrek’s Form 10-Q for  the quarterly period ended 9-30-00.

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Allegations versus Facts

Dissident’s Allegations	The Facts

• Stockholders have no confidence in management	• Our largest stockholder, Ariel Capital Management, continues to increase its position and has pledged its support to management by voting for CEC’s nominees and proxy

• Dissident slate better qualified than current board and management	• Experienced, knowledgeable management team and committed, well-qualified board

• Enterprise-wide transformation necessary to improve long-term performance	• Current improvement already apparent in community reputation and other growth drivers, and foundation for long-term growth already laid

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Portfolio of Divisions

[GRAPHIC]

29

An Evolving Business Model

[CHART]

30

2006 Initiatives

•                  Sharpened Customer Focus

•                  Culture of Compliance

•                  Employer of Choice

•                  Market Expansion

•                  Return on Investment Focus

•                  Operational and Educational Excellence

•                  Business Model Discipline

31

Strategies for Future Growth

•                  New programs and initiatives

•                  Program expansions

•                  Enhanced partnerships with corporations and the military

•                  Expansion of online, 4-year and hybrid offerings

•                  Satellite campuses

•                  International expansion

•                  Acquisitions

•                  Start-ups

•                  New enthusiasts and digital media online initiatives

32

CEC’s Future is Bright

•                  We have the right, student-focused business strategy

•                  We are focused on the entire student lifecycle

•                  We have significant growth potential and strong competitive advantages in all of our divisions

•                  We are building a compliance culture and are dealing effectively with pending regulatory and litigation issues

•                  We are committed to strong governance

33

Safe Harbor Statement

This presentation contains certain “forward-looking statements,” as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to risks and uncertainties that could cause our actual growth, results of operations, performance, and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, and other lawsuits; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; future financial and operational results; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, and from time to time in our other reports filed with the Securities and Exchange Commission. Career Education assumes no obligation to update these forward-looking statements.

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ADDENDUM

35

Our Management Team

36

Career Education Corp. Management Team

[GRAPHIC]	John M. Larson, Chairman of the Board, President and Chief Executive Officer	[GRAPHIC]	Patrick K. Pesch, Executive Vice President and Chief Financial Officer

[GRAPHIC]	Janice L. Block, Senior Vice President, General Counsel and Corporate Secretary	[GRAPHIC]	Steven M. Calbi, Senior Vice President and Chief Internal Auditor

[GRAPHIC]	Stephen C. Fireng, President of the University Division	[GRAPHIC]	Jacob P. Gruver, President of Academy And College Divisions

[GRAPHIC]	Dr. Patricia A. Kapper, Senior Vice President of Education	[GRAPHIC]	Robert M. McNamara, Jr., Senior Vice President and Chief Compliance Officer

[GRAPHIC]	Paul Ryan, President of Culinary and Health Education Divisions	[GRAPHIC]	Richard Sellers, Senior Vice President of Marketing & Admissions

[GRAPHIC]	Kenneth D. Shore, President of the Gibbs Division	[GRAPHIC]	Steve B. Sotraidis, Executive Vice President of Administration

[GRAPHIC]	Todd H. Steele, President of the International and Startup Divisions

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Our Brands

38

Our Brands

American InterContinental University	[LOGO]

Provides varying educational needs of a culturally diverse and geographically dispersed student body with the goal of preparing students academically, personally and professionally for successful careers. Includes 7 campuses and AIU Online.

Colorado Technical University	[LOGO]

Provides career-oriented education by teaching applied real-world, industry-current programs in selected areas, servicing the needs of students for employment and career advancement and the needs of industry for highly qualified professionals at the associates, bachelors, masters and doctorate levels. Includes 4 campuses, CTU Online and Stonecliffe College Online.

Le Cordon Bleu	[LOGO]

Prepares students for professional opportunities and career success in the international hospitality industry. Students receive an individualized, hands-on education in the classic and modern culinary arts. Established in Paris in 1985, Le Cordon Bleu provides the premier offering in culinary education.

Kitchen Academy	[LOGO]

Provides a 30-week, focused culinary education experience. Positioned as a fresh approach to professional cooking, this new culinary arts school offers an immersive concept in culinary training delivering hands-on cooking experience.

Sanford-Brown	[LOGO]

Provides highly focused, high-quality, short-term, degree and non-degree career-oriented programs in the business, health and technology sectors. The Sanford-Brown Institute offers shorter term programs and has 15 campuses. Sanford-Brown College was founded in 1866 and includes 5 campuses.

39

International Academy of Design & Technology	[LOGO]

Provides postsecondary degree programs in a variety of visual arts professions, including fashion design, interior design, information technology, retail merchandising, advertising design, and multimedia & Web design. Includes 11 campuses.

College Division	[LOGO]	Encompasses all of Career Education’s physical campus locations, including the Brooks Institute of Photography and the Harrington College of Design.

Gibbs	[LOGO]

Provides specialized degree and certificate programs in business administration, computer network administration, computer programming, criminal justice, hospitality management, medical assisting, office administration, and visual communications. Includes 9 campuses.

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[GRAPHIC]

the year of the graduate